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                                                                       EXHIBIT 1

                                                                 October 3, 1999


TV Guide, Inc.
7140 S. Lewis Avenue
Tulsa, Oklahoma 74136-5422

          Re Agreement of Principal Stockholder Concerning Transfer and Voting of Shares of Gemstar International Group Limited
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          The undersigned understands that TV Guide, Inc., a Delaware corporation ("TV Guide"), and Gemstar International Group Limited, a British Virgin Islands corporation ("Gemstar"), of which the undersigned is a stockholder, are prepared to enter into an agreement for the merger (the "Merger") of G Acquisition Subsidiary Corp., a Delaware corporation ("Sub"), into TV Guide, but that TV Guide has conditioned its willingness to proceed with such agreement (the "Merger Agreement") upon its receipt from the undersigned of assurances satisfactory to TV Guide of the undersigned's support of and commitment to the Merger. In order to evidence such commitment and to induce TV Guide to enter into the Merger Agreement, the undersigned hereby represents and warrants to TV Guide and agrees with TV Guide as follows:

          1.   Voting. Subject to the terms of those certain account and margin
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agreements with Goldman, Sachs & Co. and Alex. Brown & Sons Incorporated and
that Re-Registration Letter for 144/145 Securities issued by Goldman, Sachs & Co. in connection with the re-registration of certain securities of Gemstar (collectively, the "Account Agreements"), the undersigned will vote or cause to be voted at any meeting of the stockholders of Gemstar and in any action by consent by the stockholders of Gemstar all shares of capital stock of Gemstar owned of record or beneficially owned or held in any capacity by the undersigned or under the voting control of the undersigned as of the record date for such meeting or action by consent in favor of the Merger and the issuance of the Parent Common Stock in connection with the Merger and other transactions provided for, in or contemplated by the Merger Agreement (including the domestication of Gemstar from the British Virgin Islands to the State of Delaware), and against any inconsistent proposals or transactions.

          2.   Ownership. As of the date hereof, Schedule 1 hereto sets forth
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the shares of Parent Common Stock owned by the undersigned of record or beneficially, including shares issuable upon the exercise or conversion of options or convertible securities of Gemstar (collectively, the "Shares").

          3.   No Ownership Interest. Except as set forth in Section 1, nothing
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contained in this Voting Agreement shall be deemed to vest in anyone other than the undersigned any direct or indirect ownership or incidents of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the undersigned, and no one shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Gemstar or exercise any power or authority to direct the voting of any of the Shares as a result of this Voting Agreement, except to the extent otherwise expressly provided herein.

          4.   Restriction on Transfer. Subject to the terms of the Account
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Agreements, during the period from the date of the Merger Agreement and continuing until the earlier of (i) September 30, 2000; (ii) the termination of the Merger Agreement pursuant to its terms; or (iii) the Effective Time (as

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defined in the Merger Agreement), the undersigned will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, without your express written consent, unless the transferee of the Shares agrees in writing to be bound by the terms of this Voting Agreement; provided, however, that (x) the undersigned may, without your consent, sell up to 15% of the Shares owned, in the aggregate, by the undersigned, and (y) the undersigned may pledge the Shares to secure bona fide indebtedness or bona fide monetization transactions or to secure the obligations of a person in connection with derivative transactions and settlement obligations thereunder (including, without limitation, puts, calls, collars, swaps, etc.) with respect to the Shares of Common Stock, provided that the terms of such derivative transaction permit cash settlement of a party's obligations thereunder and do not restrict our obligations to vote the pledged Shares in accordance with Section 1 hereof. The provisions of Section 5 of this Agreement shall not apply to Shares disposed of under clause (x) of the preceding sentence of this Section 4.

          5.   Grant of Irrevocable Proxy; Appointment of Proxy.
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               (a)  To the extent permitted by the Account Agreements, the undersigned hereby irrevocably grants to, and appoints, Peter Boylan and Joe Kiener, in their respective capacities as officers of the TV Guide, any individual who hereafter shall succeed to any such office of TV Guide, and each of them individually, the undersigned's proxy and attorney-in-fact (with full power of substitution), for and in the undersigned's name, place and stead, to vote the Shares, or grant a consent or approval in respect of such Shares, in accordance with our covenants in Section 1 hereof.

               (b) The undersigned represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that all such proxies are hereby revoked.

               (c) The undersigned hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the undersigned's duties under this Agreement. The undersigned hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The undersigned hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

          6.   Termination. This letter agreement and the undersigned's
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obligations hereunder will terminate upon the earlier to occur of (i) the
Effective Time (as defined in the Merger Agreement); (ii) the date on which the Merger Agreement is terminated; or (iii) September 30, 2000.

          7.   Effective Date; Succession; Remedies. Upon your acceptance and
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execution of the Agreement, this letter agreement shall mutually bind and benefit you and the undersigned, any of the undersigned's heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. The undersigned agrees that in light of the inadequacy of damages as a remedy, specific performances shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement.

          8.   Nature of Holdings; Shares. All references herein to our holdings
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of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

          9.   Defined Terms. All capitalized terms used herein shall have the
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meaning ascribed to such terms in the Merger Agreement, unless otherwise defined herein.

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          10.  Specific Performance. The parties hereto agree that irreparable
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damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                                        Very truly yours,

                                        Principal Stockholder

                                        DYNAMIC CORE HOLDINGS LIMITED


                                        By:   /s/ THOMAS L. H. LAU
                                              --------------------------------
                                              Name: Thomas L. H. Lau
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                                              Its:
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ACCEPTED:

TV GUIDE, INC.

By:  /s/ PETER C. BOYLAN III
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     Name:  Peter C. Boylan III
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     Title: President
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                                  Schedule 1
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Beneficial Owner                                       Ordinary Shares Owned
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Dynamic Core Holdings Limited.......................   20,000,000

                                 -Schedule 1-